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                                                                    EXHIBIT 23.1

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference of our report dated December 26, 2001 relating to the financial statements of Lafon Group in the Registration Statements on Forms S-3 (Nos. 33-74320, 333-20321, 333-75281, 333-88985, 333-94219, 333-59410, 333-62234 and 333-82788) and Forms S-8 (Nos.
33-43716, 33-71920, 333-02888, 333-69591, 333-89909, 333-87421, 333-52640,
333-43104) of Cephalon, Inc.

Paris, France
April 16, 2002


Befec-Price Waterhouse
Member of PricewaterhouseCoopers


/s/ LILIANE TELLIER
--------------------------------
Liliane Tellier
Partner